As filed with the Securities and Exchange Commission on June 3, 1997

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                    IPI, INC.
               (Exact name of issuer as specified in its charter)

            MINNESOTA                                   41-1449312
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              15155 TECHNOLOGY DRIVE, EDEN PRAIRIE, MINNESOTA 55344 (Address of principal executive offices, including Zip Code)

                          1994 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

            ROBERT J. SUTTER                                 Copy to:
   CHAIRMAN OF THE BOARD AND PRESIDENT                ELIZABETH H. COBB, ESQ.
                IPI, INC.                          MACKALL, CROUNSE & MOORE, PLC
         15155 TECHNOLOGY DRIVE                           1400 AT&T TOWER
      EDEN PRAIRIE, MINNESOTA 55344                    901 MARQUETTE AVENUE
(Name and address of agent for service).           MINNEAPOLIS, MINNESOTA 55402

                                 (612) 975-6200
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
      Title of                   Amount                Proposed             Proposed Maxi-           Amount of
     Securities                  to be                  Maximum             mum Aggregate          Registration
       to be                   Registered            Offering Price           Offering                  Fee
     Registered                                      Per Share (1)            Price (1)
------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                    50,000                 $4.00                 $200,000                $60.61
 $.01 PAR VALUE                  SHARES
------------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c), based upon the prices for such Common Stock on
      May 29, 1997, as reported on the Nasdaq Stock Market.

================================================================================



              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Documents containing the information specified in this Part I will be sent or given to directors or employees, as the case may be, as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and any documents incorporated by reference in this registration statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

      In addition, a "reoffer prospectus", if any, to be used in connection with the resale of "control securities" will be prepared by the registrant in accordance with the requirements of Part I of Form S-3 and will be filed with the Securities and Exchange Commission in a post-effective amendment to this registration statement on Form S-8.


                               PART I AND PART II


The contents of Part I and Part II of the Company's Registration Statement on Form S-8 (Reg. No. 33-99700), dated November 22, 1995, are incorporated herein by reference. The Registration Statement on Form S-8 (Reg. No. 33-99700) included 100,000 shares to be issued under the Company's 1994 Non-Employee Directors' Stock Option Plan and 250,000 to be issued under the Company's 1994 Long-Term Incentive Plan.



                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota as of June 3, 1997.

                                         IPI, INC.


                                         By  /s/ Robert J. Sutter
                                            -----------------------------------
                                            Robert J. Sutter
                                            Chairman of the Board and President



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Sutter and David A. Mahler, or such officer of IPI, Inc. as any of them may designate, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                                        DATE
---------                         -----                                        ----
/s/ Robert J. Sutter              Chairman of the Board and President          June 3, 1997
------------------------------    (Principal Executive Officer)
Robert J. Sutter


/s/ Thomas S. Galloway            Vice President and Director                  June 3, 1997
------------------------------
Thomas S. Galloway


/s/ Irwin L. Jacobs               Director                                     June 3, 1997
------------------------------
Irwin L. Jacobs


/s/ Daniel T. Lindsay             Director                                     June 3, 1997
------------------------------
Daniel T. Lindsay


/s/ Howard Grodnick               Director                                     June 3, 1997
------------------------------
Howard Grodnick

/s/ David M. Engel                Vice President-Finance and Chief             June 3, 1997
------------------------------    Financial Officer (Principal Financial
David M. Engel                    and Accounting Officer)



EXHIBIT
NUMBER      DESCRIPTION                                                  PAGE
------      -----------                                                  ----


4.1         1994 Long-Term Incentive Plan (incorporated by reference to
            Exhibit 10.2 to the Company's Registration Statement on Form SB-2, Commission File No. 33-77190C, dated March 31, 1994)

4.2 1994 Non-Employee Directors' Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form SB-2, Commission File No. 33-77190C, dated March 31, 1994)

4.3 Amendment to Non-Employee Directors' Stock Option Plan, dated as of November 13, 1995 (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Commission File No. 33-99700, dated November 22, 1995)

4.4         Amendment to 1994 Long-Term Incentive Plan, dated March 21,
            1996                                                           6

4.5         Amendment to 1994 Long-Term Incentive Plan, dated May 20,
            1997                                                           7

5.1         Opinion of Mackall, Crounse & Moore, PLC as to the legality
            of Common Stock of the Company                                 8

23.1        Consent of Arthur Andersen LLP                                10

23.2 Consent of Mackall, Crounse & Moore, PLC (included in its opinion filed as Exhibit 5.1)

24.1        Powers of Attorney [included as part of signature page]